FORM 8-A


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                           McDonald's Corporation
                        -----------------------------
           (Exact name of registrant as specified in its charter)


       Delaware                               36-2361282
  ------------------------                -------------------
  (State of incorporation                 (I.R.S. Employer
  or organization)                        Identification No.)

  One McDonald's Plaza
  Oak Brook, Illinois                           60523
  ------------------------                -------------------
  (Address of principal                       (Zip Code)
  executive offices)


  If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/

  If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

  Securities Act registration statement file number to which this form relates: 333-14141

  Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class             Name of each exchange on which
     to be so registered             each class is to be registered
  ----------------------------      --------------------------------

  $150,000,000 - 7.31%
  Subordinated Deferrable            New York Stock Exchange
  Interest Debentures Due 2027
  ----------------------------       -------------------------------

  Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
                        -----------------------------
                              (Title of Class)

  Item 1.  Description of Registrant's Securities to be Registered

       The information required by this Item is set forth in the Registrant's Prospectus Supplement dated September 19, 1997 and Prospectus dated October 18, 1996, as filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2), on pages S-4 through S-9 and 4 through 9 under the captions "Description of Debentures" and "Description of Debt Securities," respectively, which information is incorporated herein by reference.

  Item 2.  Exhibits

       (a)  The Exhibits listed below are filed as a part of this report:

       1. Supplemental Indenture No. 3 between the Registrant and First Union National Bank, Trustee, dated as of September 24, 1997.

       2.   Form of 7.31% Subordinated Deferrable Interest Debentures due
            2027.

       (b)  The Exhibits listed below are incorporated herein by reference:

       1. Prospectus Supplement dated September 19, 1997 and Prospectus dated October 18, 1996 as filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2).

       2. Corrected Restated Certificate of Incorporation, effective as of December 13, 1996, incorporated herein by reference from Form 8-K dated January 9, 1997.

       3. By-Laws, effective as of July 15, 1997, incorporated herein by reference from Form 10Q/A dated August 13, 1997.

       4.   Instruments defining the rights of security holders, including
            Indentures:

            (a) Senior Debt Securities Indenture dated as of October 19, 1996 incorporated herein by reference from Exhibit 4(a) of Form S-3 Registration Statement (File No. 333-14141).

            (b) Subordinated Debt Securities Indenture dated as of October 18, 1996, incorporated herein by reference from Form 8-K dated October 18, 1996.

                 (i) 7 1/2% Subordinated Deferrable Interest Debentures due 2036. Supplemental Indenture No. 1 dated as of November 5, 1996, incorporated herein by reference from Exhibit (4)(b) of Form 8-K dated October 18, 1996.

                 (ii) 7 1/2% Subordinated Deferrable Interest Debentures
                      due 2037. Supplemental Indenture No. 2 dated as of January 14, 1997, incorporated herein by reference from Exhibit (4)(b) of Form 8-K dated January 9, 1997.

            (c)  8.35% Subordinated Deferrable Interest Debentures due
                 2025. Form of Indenture between the Registrant and First Fidelity Bank, National Association, dated as of July 1,
                 1995, incorporated herein by reference from Schedule 13E-
                 4/A Amendment No. 2 to Schedule 13E-4 Issue Tender Offer Statement of the Registrant, dated as of July 14, 1995, in connection with Form S-4 Registration Statement (File No. 33-58625) as filed with the Securities and Exchange
                 Commission on May 31, 1995.

            (d) Debt Securities. Indenture dated as of March 1, 1987 incorporated herein by reference from Exhibit 4(a) of Form S-3 Registration Statement (File No. 33-12364).

                  (i) Medium-Term Notes, Series B, due from nine months to 30 years from Date of Issue. Supplemental Indenture No. 12 incorporated herein by reference from Exhibit (4) of Form 8-K dated August 18, 1989 and Forms of Medium-Term Notes, Series B, incorporated herein by reference from Exhibit
                       (4)(b) of Form 8-K dated September 14, 1989.

                 (ii) Medium-Term Notes, Series C, due from nine months to 30 years from Date of Issue. Form of Supplemental Indenture No. 15 incorporated herein by reference from Exhibit 4(b) of Form S-3
                       Registration Statement (File no. 33-34762), dated May 14, 1990.

                 (iii) Medium-Term Notes, Series C, due from nine months
                       (U.S. Issue)/184 days (Euro Issue) to 30 years from Date of Issue. Amended and restated Supplemental Indenture No. 16 incorporated herein by reference from Exhibit (4) of Form 10-Q for the period ended March 31, 1991.

                 (iv) 8-7/8% Debentures due 2011. Supplemental Indenture No. 17 incorporated herein by reference from Exhibit (4) of Form 8-K dated April 22, 1991.

                 (v) Medium-Term Notes, Series D, due from nine months (U.S. Issue)/184 days (Euro Issue) to 60 years from Date of Issue. Supplemental Indenture No. 18 incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement (File No. 33-42642), dated September 10, 1991.

                 (vi)  7-3/8% Notes due July 15, 2002.  Form of
                       Supplemental Indenture No. 19 incorporated herein by reference from Exhibit (4) of Form 8-K dated July 10, 1992.

                 (vii) 6-3/4% Notes due February 15, 2003.  Form of
                       Supplemental Indenture No. 20 incorporated herein by reference from Exhibit (4) of Form 8-K dated March 1, 1993.

                 (viii)7-3/8% Debentures due July 15, 2033.  Form of
                       Supplemental Indenture No. 21 incorporated herein by reference from Exhibit (4)(a) of Form 8-K dated July 15, 1993.

                 (ix) Medium-Term Notes, Series E, due from nine months (U.S. Issue)/ 184 days (Euro Issue) to 60 years from the Date of Issue. Supplemental Indenture No. 22 incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement (File No. 33-60939), dated July 13, 1995.

                 (x) 6-5/8% Notes due September 1, 2005. Form of Supplemental Indenture No. 23 incorporated herein by reference from Exhibit (4)(a) of Form 8-K dated September 5, 1995.

                 (xi) 7.05% Debentures due 2025. Form of Supplemental Indenture No. 24 incorporated herein by reference from Exhibit (4)(a) of Form 8-K dated November 13, 1995.

             (e) Form of Deposit Agreement dated as of November 25, 1992 by and between McDonald's Corporation, First Chicago Trust Company of New York, as Depositary, and the Holders from time to time of the Depositary Receipts.

            (f) Rights Agreement dated as of December 13, 1988 between McDonald's Corporation and The First National Bank of Chicago, incorporated herein by reference from Exhibit 1 of Form 8-K dated December 23, 1988.

                 (i) Amendment No. 1 to Rights Agreement incorporated herein by reference from Exhibit 1 of Form 8-K dated May 25, 1989.

                 (ii) Amendment No. 2 to Rights Agreement incorporated herein by reference from Exhibit 1 of Form 8-K dated July 25, 1990.

            (g) Indenture and Supplemental Indenture No. 1 dated as of September 8, 1989, between McDonald's Matching and Deferred Stock Ownership Trust, McDonald's Corporation and Pittsburgh National Bank in connection with SEC Registration Statement Nos. 33-28684 and 33-28684-01, incorporated herein by reference from Exhibit (4)(a) of Form 8-K dated September 14, 1989.

            (h) Form of Supplemental Indenture No. 2 dated as of April 1, 1991, supplemental to the Indenture between McDonald's Matching and Deferred Stock Ownership Trust, McDonald's Corporation and Pittsburgh National Bank in connection with SEC Registration Statement Nos. 33-28684 and 33-28684-01, incorporated herein by reference from Exhibit
                 (4)(c) of Form 8-K dated March 22, 1991.

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized on this 30th day of September 1997.


                                McDONALD'S CORPORATION



                                /s/ Gloria Santona
                                ------------------------------
                                Gloria Santona
                                Vice President, Deputy General
                                Counsel and Secretary